UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-8809	SCANA Corporation (a South Carolina corporation) 100 SCANA Parkway, Cayce, South Carolina 29033 (803) 217-9000	57-0784499

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)    On April 29, 2014, the registrant filed a Current Report on Form 8-K reporting that on April 24, 2014, George J. Bullwinkel, Jr., had announced his retirement effective October 1, 2014. On September 30, 2014, the registrant filed a Current Report on Form 8-K to disclose that on September 29, 2014, Mr. Bullwinkel and the registrant had agreed to defer Mr. Bullwinkel’s retirement indefinitely.

On January 15, 2015, Mr. Bullwinkel and the registrant determined that Mr. Bullwinkel’s last date of employment will be January 31, 2015 and that on that date he will resign from all officer positions he holds with the registrant and any of our subsidiaries. In addition, Mr. Bullwinkel will be permitted to use certain of the registrant’s office space located in Charleston, South Carolina and related office equipment and systems after January 31, 2015 until the earlier of the date the registrant completes the sale of SCANA Communications, Inc. or February 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

January 22, 2015	By: /s/James E. Swan, IV James E. Swan, IV Controller